Exhibit 16.2
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PricewaterhouseCoopers LLP 1301 K Street NW, Suite 800W Washington DC 20005-3333 Telephone (202 414 1000 Facsimile (202) 414 1301
April 26, 2006
Securities and Exchange Commission 100 F Street, N.E. Washington, D.C. 20549
Commissioners:

We have read the statements (copy attached) made by Pepco Holdings, Inc. on behalf of the following benefit plans: (i) the Potomac Electric Power Company Savings Plan for Bargaining Unit Employees; (ii) the Retirement Savings Plan for Management Employees (formerly the Potomac Electric Power Company Savings Plan for Exempt Employees); (iii) the Conectiv Savings and Investment Plan; and (iv) the Atlantic Electric 40l(k) Savings and Investment Plan-B. Pepco Holdings, Inc. or one of its wholly owned subsidiaries is a sponsor of such plans. We understand such statements will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Pepco Holdings, Inc. dated April 26, 2006. We agree with the statements concerning our Firm in such Form 8-K

Very truly yours,
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP